Exhibit 99.2


                               FSP INVESTMENTS LLC

                      CHANGE IN CONTROL DISCRETIONARY PLAN

1.    PURPOSES.

      (a) The Employer recognizes that, as is generally the case with publicly-held corporations, the possibility of a Change in Control exists and that such possibility, and the uncertainty and questions that it may raise among employees, may result in the departure or distraction of such persons to the detriment of the Employer and FSP and FSP's stockholders; and

      (b) The Employer intends for this Plan to provide protection for its employees, for so long as such persons remain in the employ of the Employer, against the exigencies of a Change in Control, but not to otherwise provide assurance of, or rights to, continued employment with the Employer; and

      (c) The Employer recognizes that, should the possibility of a Change in Control arise, its employees, in addition to their regular duties, may be called upon to assist in the assessment of such possible Change in Control, to advise management and the Board as to whether such Change in Control would be in the best interests of FSP, and to take such other actions as the Board might determine to be appropriate; and

      (d) This Plan is not intended to alter the rights of any employee in the absence of a Change in Control with respect to his or her employment by the Employer, including without limitation his or her compensation and benefits in connection with such employment, and accordingly this Plan, although taking effect on the Effective Date (as defined below), will be operative only upon a Change in Control.

2.    DEFINITIONS.

      (a) "Administrator" means (1) prior to the Closing, the Board, and (2) on or after the Closing, the Board as it was comprised immediately prior to the Closing.

      (b) "Board" means the Board of Directors of FSP.

      (c) "Change in Control" shall mean a change in ownership or effective control of FSP or a change in ownership of a substantial portion of the assets of FSP, in each case as defined in Proposed Treasury Regulation Section 1.409A-3(g)(5) or any successor regulations; provided, however, that any potential future mergers of the Sponsored REITs into FSP shall not be deemed to be a Change in Control.

      (d) "Closing" means the closing of a transaction constituting a Change in Control.
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      (e) "Discretionary Pool" means an amount equal to (1) one percent (1%) of the Market Capitalization of FSP immediately prior to a Change in Control (as determined in good faith by the Administrator), reduced by (2) the total obligations of FSP and the Employer under the Retention Agreement in the form attached as Exhibit A between FSP and the Employer and the employees of the Employer. For purposes of this Plan, Market Capitalization means the average of the closing trading prices for the FSP stock on the American Stock Exchange for the ten trading days preceding the Closing.

      (f) "Distribution Date" means the date that is thirty (30) days following the date on which the Closing occurs.

      (g) "Employer" means FSP Investments LLC, a Massachusetts limited liability company.

      (h) "FSP" means Franklin Street Properties Corp., a Maryland corporation.

      (i) "FSP Companies" means FSP and any subsidiaries thereof including, without limitation, the Employer and FSP Property Management LLC, a Massachusetts limited liability company.

      (j) "Participant" means any employee of the Employer designated by the Administrator as eligible to participate in the Plan.

      (k) "Plan" means this Change in Control Discretionary Plan.

      (l) "Sponsored REITs" means any and all real estate investment trusts managed and controlled by the FSP Companies but not wholly owned by FSP.

3.    ADMINISTRATION.

      (a) This Plan will be interpreted and administered by the Administrator, whose actions will be final and binding on all persons, including Participants.

      (b) The Administrator, in its sole discretion, will have the power, subject to, and within the limitations of, the express provisions of this Plan:

            (1) To determine whether or not a transaction or related series of transactions results in a Change in Control.

            (2) To establish, change and adjust, in its sole discretion, except to the extent specified in this Plan, the size of the Discretionary Pool.

            (3) To determine which employees of the Employer shall be Participants in this Plan, provided, however, that an employee must be performing services for the Employer immediately prior to the Closing in order to be selected as a Participant.

            (4) To allocate the amount of the Discretionary Pool payable to each Participant.


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4.    ESTABLISHMENT OF DISCRETIONARY POOL; ALLOCATION OF DISCRETIONARY POOL.

      (a) Immediately prior to a Change in Control, the Administrator will determine the size of the Discretionary Pool and will allocate the Discretionary Pool among the persons whom the Administrator designates as Participants. Management of the Employer shall make recommendations regarding which employees shall be designated as Participants and the amount of the Discretionary Pool payable to each Participant; provided, however, that the final decision as to both shall be made by the Administrator in its sole discretion. The Administrator may allocate the Discretionary Pool in any manner it deems appropriate, using any methodology it deems appropriate.

      (b) Upon the Closing, the Administrator will establish the Discretionary Pool in the amount set forth above. The Administrator will notify each Participant of his or her allocation as soon as practicable following the Closing.

5.    DISTRIBUTIONS.

      (a) If the conditions for distribution set forth in this Plan are satisfied, then as soon as practicable following the Closing but in no event later than the Distribution Date, the Employer or FSP or a successor entity will distribute to each Participant an amount equal to his or her allocation of the Discretionary Pool, as determined by the Administrator.

      (b) An employee must be providing services to the Employer immediately prior to the Closing in order to receive an allocation of the Distribution Pool.

      (c) Notwithstanding anything to the contrary in this Plan, any payment under this Plan shall be made without regard to whether the deductibility of such payment (or any other "parachute payments," as that term is defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), to or for a Participant's benefit) would be limited or precluded by Section 280G and without regard to whether such payment (or any other "parachute payments" as so defined) would subject a Participant to the federal excise tax levied on certain "excess parachute payments" under Section 4999 of the Code; provided, however, that if the total of all "parachute payments" to or for a Participant's benefit, after reduction for all federal, state and local taxes (including the tax described in Section 4999 of the Code, if applicable) with respect to such payments (the "Total After-Tax Payments"), would be increased by the limitation or elimination of any payment under this Plan or any "parachute payments" under other agreements or arrangements between a Participant and the Employer or FSP or any successor entity, then the amount payable under this Plan (or the "parachute payment" under such other agreement or arrangement as the Employer and the Participant shall mutually determine) shall be reduced to the extent, and only to the extent, necessary to maximize the Total After-Tax Payments. The determination as to whether and to what extent any payment under this Plan (or the "parachute payment" under such other agreement or arrangement) are required to be reduced in accordance with the preceding sentence shall be made at the Employer's expense by a nationally recognized accounting firm retained by the Employer. In the event of any underpayment or overpayment under this Plan (or such other agreement or arrangement) as determined by the accounting firm, the amount of such underpayment or overpayment shall forthwith be paid to the Participant or refunded to the Employer, as the case may be, with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

      (d) In the event that the amount of the Discretionary Pool initially allocated by the Administrator to a Participant is reduced pursuant to Section 5(c), then the Administrator shall have the discretion either to reallocate such amount to other Participants or to not distribute such amount.


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      (e) Notwithstanding anything else to the contrary contained herein, no distributions will be made from the Discretionary Pool to the extent that such distributions would violate the laws of the State of Maryland and the Commonwealth of Massachusetts, as applicable.

6.    AMENDMENT OR TERMINATION OF THIS PLAN.

      (a) The Administrator may, at any time prior to the Closing, amend or terminate this Plan.

      (b) Notwithstanding the foregoing, this Plan will automatically terminate upon a Closing and completion of all payments under the terms of this Plan.

7.    NO GUARANTEE OF FUTURE SERVICE.

      Nothing in this Plan will provide any Participant with any guarantee or promise of continued employment with the Employer, FSP or a successor entity or act to modify the at-will nature of any Participant's employment. The Employer retains the right to terminate the employment of any Participant at any time, with or without cause, for any reason or no reason, except as may be restricted by law or contract.

8.    TAX WITHHOLDING.

      The Employer will withhold from any distributions under this Plan any amount required to satisfy the Employer's income and employment tax withholding obligations under federal, state and local law.

9.    SECTION 409A.

      This Plan is intended to comply with, or be exempt from, the requirements of Section 409A of the Code and all guidance and Treasury Regulations issued thereunder and shall be interpreted consistently therewith.

10.   LIABILITY.

      Each of FSP and the Employer shall be jointly and severally liable for the payments to be made pursuant to this Plan.

11.   CHOICE OF LAW.

      All questions concerning the construction, validity and interpretation of this Plan will be governed by the law of the Commonwealth of Massachusetts, exclusive of the conflict of laws provisions thereof.


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12.   HEADINGS.

      The headings in this Plan are inserted for convenience only and will not be deemed to constitute a part hereof nor to affect the meaning hereof.

      This Plan is adopted by the Board of Directors of the Employer and the Board of Directors of FSP and is effective as of [DATE] (the "Effective Date").

                                          FSP Investments LLC

                                          By:
                                              -----------------------------

                                          Print Name:
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                                          Franklin Street Properties Corp.


                                          By:
                                              -----------------------------

                                          Print Name:
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